EXHIBIT 10.6

CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (this “Agreement”) dated as of December 29, 2005 is made between Chilco River Holdings, Inc., a Nevada corporation (the “Company”), and Clear Channel Inc. (“Consultant”).

WHEREAS, the Company is in the hospitality business and owns and operates a hotel and casino in Peru;

WHEREAS, the Consultant has experience with providing strategic marketing and business planning consulting services;

WHEREAS, the Company desires to retain Consultant to render consulting and advisory services related to strategic marketing and business planning for the Company on the terms and conditions set forth in this Agreement, and Consultant desires to be retained by the Company on such terms and conditions;

        NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1.        Retention of Consultant; Services to be Performed. The Company hereby retains Consultant to render such consulting and advisory services as set forth in Exhibit A and as the Company may request from time to time. Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. During the Term (as defined in Section 2), Consultant shall devote the time, attention, skill and energy to the business of the Company as may be reasonably required to perform the services required by this Agreement up to a maximum time commitment of 40 hours in any calendar month, and shall assume and perform to the best of his ability such reasonable responsibilities and duties as the Company shall assign to Consultant from time to time. Consultant shall report to the President of the Company, and Consultant shall not render services for any other corporation, firm, entity or person that directly competes with the business of the Company without receiving the prior written consent of the Company.

        Consultant shall perform the services hereunder primarily at the business premises of the Consultant’s office, but he shall, at the Company’s expense, also be required to render the services at such other locations as the Company may specify from time to time.

        2.        Term. Unless terminated at an earlier date in accordance with Section 9, this Agreement shall commence as of the date first written above and shall continue for a continuously for a period of twelve months (the “Term”).

        3.        Compensation. As compensation in full for Consultant’s services hereunder, the Company shall pay the Consultant a consulting fee by issuing Consultant one million (1,000,000) shares of common stock of the Company. As soon as practicable after the execution of this Agreement (but in no event later than 120 days after such time), the Company shall undertake to file a registration statement on Form SB-2 (or such other form as may be available)

to register the Common Shares and the Common Shares acquirable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Registration Statement”). The Consultant shall not be entitled to any additional compensation for services under this Agreement.

        4.        Confidentiality.

        (a)        Confidential Information. Except as permitted or directed by the President of the Company, during the Term or at any time thereafter Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) or use for any purpose other than the performance of the services hereunder, any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with or will acquire or become acquainted with during the Term or during engagement by the Company or any affiliated companies prior to the Term, whether developed by Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term, Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now publicly known or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Consultant.

        (b)        Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by Consultant which arises out of the performance of the services hereunder or any related material or information shall be the property of the Company, and all rights therein are hereby assigned to the Company.

        (c)        Return of Records. Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company’s property or relates to the Company’s business, including, but not limited to records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same. Consultant shall permanently delete all of his electronic data containing such property.

        5.        Consultant Representations and Warranties. Consultant represents and warrants to the Company as follows:

        (a)        Intellectual Property. Consultant has good and marketable title to all of the inventions, information, material or work product made, created, conceived, written, invented or provided by Consultant hereunder (“Work Product”), free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Work Product arising out of any trade secret, copyright or patent;

        (b)        Compliance with Laws. All services provided hereunder comply with or will comply with all applicable laws and regulations; and

        (c)        Competing Activities. Consultant has disclosed to the Company any and all other obligations, arrangements, agreements or interests of Consultant that may constitute or give rise to a conflict of interest on the part of Consultant given the nature and terms of this Agreement, and Consultant is not now under any obligation of a contractual or other nature to any person, firm, corporation or other entity which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair the execution of this Agreement or the performance by Consultant of Consultant’s obligations hereunder.

        6.        Injuries.

        (a)        Injuries to Consultant. Consultant waives any rights to recovery from the Company for any injuries that Consultant may sustain while performing the services hereunder and that are a result of Consultant’s own negligence.

        (b)        Injuries to Others. Consultant agrees to take all necessary precautions to prevent injury to any persons (including the Company’s employees) and damage to property (including the Company’s property) that occur as a result of Consultant providing services under this Agreement.

        7.        Indemnification

        (a)        By Company. Company shall indemnify, defend and hold harmless the Consultant and its agents and employees from and against all claims, losses, expenses, fees (including attorneys’ and expert witnesses’ fees), costs and judgments (collectively, “Claims”) that may be asserted against the Consultant in connection with the services provided by Consultant under this Agreement. Consultant shall be entitled to the rights of indemnification provided in this Section 7 if Consultant is, or is threatened to be made a party to, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative action, including any such action in the right of the Company to procure a judgment in its favor. Consultant shall be indemnified against expenses, judgments, penalties and amounts paid in settlement, actually and reasonably incurred by Consultant or on Consultant’s behalf in connection with such proceeding if Consultant acted in good faith and in a manner Consultant reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, having had no reasonable cause to believe Consultant’s conduct was unlawful. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such proceeding as to which Consultant shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification. In defending the Consultant or indemnifying the Consultant against any such Claims, the Company shall have the right to select legal counsel to provide such defense and shall have the right to settle any such Claims in its sole discretion, provided it satisfies its indemnity obligations set forth herein. Notwithstanding the foregoing, the Consultant may engage legal counsel of its choice to represent the Consultant at any time, at Consultant’s sole cost and expense. The Consultant shall have no authority to settle any Claim indemnified hereunder without the consent of the Company first being obtained, which consent shall not be unreasonably withheld.

        (b)        By Consultant. Consultant shall indemnify, defend and hold harmless the Company and its officers, directors, agents and employees from and against all Claims that may be asserted against the Company in connection with Consultant’s negligence or misconduct, or acts outside the scope of this Agreement. Company shall be entitled to the rights of indemnification provided in this Section 7 if Company is, or is threatened to be made a party to, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative action, including any such action in the right of the Consultant to procure a judgment in its favor. Company shall be indemnified against expenses, judgments, penalties and amounts paid in settlement, actually and reasonably incurred by Company or on Company’L/F behalf in connection with such proceeding if Company acted in good faith and in a manner Company reasonably believed to be in or not opposed to the best interests of the Consultant, and, with respect to any criminal proceeding, having had no reasonable cause to believe Company’L/F conduct was unlawful. In defending the Company or indemnifying the Company against any such Claims, the Consultant shall have the right to select legal counsel to provide such defense and shall have the right to settle any such Claims in its sole discretion, provided it satisfies its indemnity obligations set forth herein. Notwithstanding the foregoing, the Company may engage legal counsel of its choice to represent the Company at any time, at Company’s sole cost and expense. The Company shall have no authority to settle any Claim indemnified hereunder without the consent of the Consultant first being obtained, which consent shall not be unreasonably withheld.

        8.        Independent Parties. In rendering services hereunder, Consultant shall be acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.

        9.        Termination. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Agreement and the rights and obligations of the Company and Consultant hereunder (other than the rights and obligations of the parties under Sections 4, 5 and 7) shall be terminated immediately upon the occurrence of any of the following events:

        (a)        Consultant willfully refuses to comply with or implement reasonable policies established by the Company; or

        (b)        A party is in breach of this Agreement and has failed to cure such breach within 30 days of the receipt of written notice of breach from the non-breaching party.

        If this Agreement is terminated pursuant to this Section 9, Consultant shall be entitled to any consulting fee paid to the Consultant through the date of termination, but all other rights to receive consulting fees shall terminate on such date.

        10.        Miscellaneous.

        (a)        Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

        (b)        Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

        (c)        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

        (d)        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

        (e)        Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

        (f)        Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

        (g)        Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

To:	Chilco River Holdings, Inc. 355 Lemon Ave., Suite C, Walnut, CA 91789 Facsimile No. (646) 201-4171

With a copy to:

Wasserman Comden Casselman & Pearson, LLP 801 S. Garfield Avenue Alhambra, California 91801 Attn: Tim Chang, Esq. Facsimile No. 626-308-9538

To:	Clear Channel Inc. Temple Financial Centre Leeward Highway Provinciales Turks and Caicos Islands, BWI

Any party may change the address set forth above by notice to each other party given as provided herein.

        (h)        Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        (i)        Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

        (j)        Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

        (k)        No Waiver. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.

        (l)        Jurisdiction and Venue. THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA, AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IF ANY PARTY COMMENCES ANY ACTION UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT IN ANOTHER JURISDICTION OR VENUE, ANY OTHER PARTY TO THIS AGREEMENT SHALL HAVE THE OPTION OF TRANSFERRING THE CASE TO

THE ABOVE-DESCRIBED VENUE OR JURISDICTION OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

        (m)        Arbitration. Any claim or dispute of any nature between the parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in Orange County, California, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by the parties in connection with such arbitration shall be paid by the party which is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

        (n)        Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (o)        Remedies. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

        (p)        Advice of Counsel. Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

CHILCO RIVER HOLDINGS, INC.

/s/ Tom Liu
__________________________
Tom Liu, President

CONSULTANT

/s/ Zennie Morris
__________________________
Clear Channel Inc.
Temple Financial Centre
Leeward Highway
Provinciales
Turks and Caicos Islands, BWI

Exhibit A to Consulting Agreement

Description of Consulting Services:

A.	to provide general consulting services to the Company in connection with the development of new business ventures;

B.	to participate in efforts to raise capital for the Company, but only to assist in presentations and not to source funds;

C.	to assist in strategic business planning for the Company and advise the Company with respect to its capital structure;

D.	to perform a financial and strategic review of the Company and to assist the Company in formulating its future strategy;

E.	to assist the Company in the performance of due diligence related to potential business arrangements;

F.	to provide general consulting services on such matters as may be requested by the Board of Directors of the Company; and

G.	to assist the Company in developing marketing and promotional strategies.

1

Exhibit B to Consulting Agreement

TO:	CHILCO RIVER HOLDINGS, INC.

DATE:	December 29, 2005

SUBJECT:	Background Technology

        1.        Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my consulting services to CHILCO RIVER HOLDINGS, INC. (the “Company”) that have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my engagement by the Company:

[X] No inventions or improvements

        2.        Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationships

1.      ___________________________________________________________________________________________________

2.      ___________________________________________________________________________________________________

3.      ___________________________________________________________________________________________________

2

ADDENDUM TO CONSULTING AGREEMENT

        THIS ADDENDUM TO CONSULTING AGREEMENT hereby amends that certain Consulting Agreement between Chilco River Holdings, Inc., a Nevada corporation (the “Company”), and Clear Channel Inc. (“Consultant”) dated as of December 29, 2005.

        WHEREAS, the renovation of the Company’s hotel and casino has been delayed; and

WHEREAS, the Company and the Consultant have agreed that the term of the Consulting Agreement should be extended in order that the Consult can provide effective consulting and advisory services and the Company may benefit from such services,

        NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth in the Consulting Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 2 of the Consulting Agreement shall be amended and restated in its entirety as follows:

2. Term. Unless terminated at an earlier date in accordance with Section 9, this Agreement shall commence as of the date first written above and shall continue for a continuously for a period of thirty-six months (the “Term”).

        IN WITNESS WHEREOF, the parties have executed this Addendum to Consulting Agreement effective as of March 1, 2006.

CHILCO RIVER HOLDINGS, INC.

/s/ Tom Liu
__________________________
Tom Liu, President

CONSULTANT

/s/ Zennie Morris
__________________________
Clear Channel Inc.
Temple Financial Centre
Leeward Highway
Provinciales
Turks and Caicos Islands, BWI

3